                                   THE AMENDED

                          1999 STOCK COMPENSATION PLAN

                                       OF

                             MESA LABORATORIES, INC.

                            (a Colorado corporation)

                                TABLE OF CONTENTS

                                      * * *

                                   THE AMENDED
                          1999 STOCK COMPENSATION PLAN
                                       OF
                             MESA LABORATORIES, INC.

SECTION                                     SUBJECT  PAGE

1. Purpose of Plan

2. Stock Subject to the Plan

3. Administration of the Plan
                           (a)      General
                           (b)      Changes in Law Applicable

4. Types of Awards Under the Plan

5. Persons to Whom Options Shall Be Granted
                           (a)      Nonqualified Options
                           (b)      Incentive Options

6. Factors to Be Considered in Granting Options

7. Time of Granting Options

8. Terms and Conditions of Options
                           (a)      Number of Shares
                           (b)      Type of Option
                           (c)      Option Period
                                    (1)     General
                                    (2)     Termination of Employment
                                    (3)     Cessation of Service as Director
                                            or Advisor
                                    (4)     Disability
                                    (5)     Death
                                    (6)     Acceleration and Exercise Upon
                                            Change of Control
                           (d)      Option Prices
                                    (1)     Nonqualified Options
                                    (2)     Incentive Options
                                    (3)     Determination of Fair Market
                                            Value
                           (e)      Exercise of Options
                           (f)      Nontransferability of Options
                           (g)      Limitations on 10% Shareholders
                           (h)      Compliance with Securities Laws
                           (i)      Additional Provisions

9. Medium and Time of Payment

10. Rights as a Shareholder

11. Optionee's Agreement to Serve

12. Adjustments on Changes in Capitalization
                           (a)      Changes in Capitalization
                           (b)      Reorganization, Dissolution or
                                    Liquidation
                           (c)      Change in Par Value
                           (d)      Notice of Adjustments
                           (e)      Effect Upon Holder of Option
                           (f)      Right of Company to Make Adjustments

13. Investment Purpose.

14. No Obligation to Exercise Option

15. Modification, Extension, and Renewal of Options

16. Effective Date of the Plan

17. Termination of the Plan

18. Amendment of the Plan

19. Withholding

20. Indemnification of Committee

21. Application of Funds

22. Governing Law

                                   THE AMENDED
                          1999 STOCK COMPENSATION PLAN
                                       OF
                             MESA LABORATORIES, INC.

1.   Purpose of Plan.  This Amended  1999 Stock  Compensation  Plan  ("Plan") is
     intended to encourage  ownership of the common stock of MESA  LABORATORIES,
     INC., a Colorado corporation,  ("Company"), by certain officers, directors, employees and advisors of the Company or any Subsidiary or  Subsidiaries of
     the  Company  (as  hereinafter  defined)  in  order to  provide  additional incentive  for such  persons to promote the success and the business of the
     Company or its  Subsidiaries  and to encourage them to remain in the employ of the Company or its Subsidiaries by providing such persons an opportunity to benefit from any appreciation of the common stock of the Company through the issuance of stock options to such persons in accordance  with the terms of the Plan. It is further  intended that options granted  pursuant to this
     Plan shall constitute either incentive stock options ("Incentive  Options")
     within the meaning of Section 422  (formerly  Section 422A) of the Internal
     Revenue  Code of  1986,  as  amended  ("Code"),  or  options  which  do not constitute Incentive Options ("Nonqualified  Options") as determined by the
     Committee (as hereinafter defined) at the time of issuance of such options.
     Incentive Options and Nonqualified Options are herein sometimes referred to
     collectively  as  "Options."  As  used  herein,   the  term  Subsidiary  or
     Subsidiaries   shall  mean  any   corporation   (other  than  the  employer
     corporation)  in an  unbroken  chain  of  corporations  beginning  with the employer corporation if, at the time of granting of the Option, each of the corporations  other than the last  corporation  in the unbroken  chain owns stock  possessing  fifty percent (50%) or more of the total combined voting power of all  classes  of stock in one of the  other  corporations  in such chain.

2.   Stock Subject to the Plan.  Subject to adjustment as provided in Section 12 hereof,  there will be reserved for the use upon the exercise of Options to be granted  from time to time under the Plan,  an aggregate of five hundred thousand (500,000) shares of the common stock, no par value, of the Company
     ("Common Stock"), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been  reacquired by the Company as determined  from time to time by the  Board of  Directors  of the  Company  ("Board  of  Directors").  To
     determine  the number of shares of Common  Stock  available at any time for the granting of Options  under the Plan,  there shall be deducted  from the total number of reserved  shares of Common Stock,  the net number of shares of Common Stock in respect of which  Options have been granted  pursuant to the Plan which remain  outstanding or which have been exercised.  If and to the  extent  that any  Option  to  purchase  reserved  shares  shall not be exercised  by the  optionee  for any reason or if such  Option to  purchase shall  terminate  as provided  herein,  such shares  which have not been so purchased  hereunder  shall again become  available for the purposes of the
     Plan  unless  the Plan  shall have been  terminated,  but such  unpurchased shares  shall not be  deemed to  increase  the  aggregate  number of shares specified  above  to be  reserved  for  purposes  of the Plan  (subject  to adjustment as provided in Section 12 hereof).

3.   Administration of the Plan

     (a)  General. The Plan shall be administered by the full Board of Directors or by a Compensation Committee ("Committee") appointed by the Board of
          Directors,  which  Committee shall consist solely of not less than two
          (2)  non-employee  Directors.  All  references  in  this  Plan  to the
          Committee  shall be  deemed  to  refer  instead  to the full  Board of
          Directors  at any  time  there  is not a  committee  qualified  to act hereunder.  The  Board  of  Directors  may from  time to time  appoint members of the Committee in substitution for or in addition to members previously  appointed and may fill vacancies,  however caused,  in the
          Committee.  If the Board of Directors does not designate a Chairman of the  Committee,  the Committee  shall select one of its members as its
          Chairman.  The  Committee  shall hold its  meetings  at such times and places at it shall deem  advisable.  A majority of its  members  shall constitute a quorum.  Any action of the Committee  shall be taken by a majority  vote of its  members  at a  meeting  at  which a  quorum  is present.  Notwithstanding  the preceding,  any action of the Committee may be taken without a meeting by a written  consent  signed by all of the  members,  and any  action  so  taken  shall  be  deemed  fully as effective as if it had been taken by a vote of the members  present in person at the meeting duly called and held.  The Committee may appoint a Secretary,  shall keep minutes of its meetings,  and shall make such rules and regulations for the conduct of its business at it shall deem advisable.

          The Committee shall have the sole authority and power,  subject to the express  provisions and  limitations of the Plan, to construe the Plan and option  agreements  granted  hereunder,  and to adopt,  prescribe, amend, and rescind rules and regulations  relating to the Plan, and to make all  determinations  necessary or advisable for administering the
          Plan, including,  but not limited to, (i) who shall be granted Options under  the Plan,  (ii) the term of each  Option,  (iii) the  number of
          shares  covered  by  such  Option,   (iv)  whether  the  Option  shall
          constitute  an  Incentive  Option or a  Nonqualified  Option,  (v) the
          exercise  price for the  purchase  of the shares of the  Common  Stock covered by the Option,  (vi) the period during which the Option may be exercised,  (vii)  whether the right to purchase  the number of shares covered by the Option  shall be fully vested on issuance of the Option so that such  shares may be  purchased  in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be  purchased in  installments,  and
          (viii)  the  time or  times at which  Options  shall be  granted.  The
          Committee's   determinations  under  the  Plan,  including  the  above
          enumerated  determinations,  need not be uniform and may be made by it selectively among the persons who receive, or are eligible to receive,
          Options  under the Plan,  whether or not such  persons  are  similarly situated.

          The interpretation by the Committee of any provision of the Plan or of any  option  agreement  entered  into  hereunder  with  respect to any
          Incentive  Option shall be in accordance  with Section 422 of the Code and the regulations issued thereunder,  as such section or regulations may be amended  from time to time,  in order  that the rights  granted hereunder and under said option agreements shall constitute "Incentive
          Stock Options" within the meaning of such section.  The interpretation and  construction  by the Committee of any provision of the Plan or of any Option granted  hereunder  shall be final and  conclusive,  unless otherwise determined by the Board of Directors. No member of the Board of  Directors  or the  Committee  shall be  liable  for any  action or determination  made in good  faith  with  respect  to the  Plan or any
          Option  granted  under it. Upon issuing an Option under the Plan,  the
          Committee  shall  report  to the  Board of  Directors  the name of the person granted the Option,  whether the Option is an Incentive  Option or a Nonqualified Option, the number of shares of Common Stock covered by the Option, and the terms and conditions of such Option.

     (b)  Changes in Law Applicable.  If the laws relating to Incentive  Options or  Nonqualified  Options are changed,  altered or amended  during the term of the Plan, the Board of Directors shall have full authority and power to alter or amend the Plan with respect to Incentive  Options or
          Nonqualified Options,  respectively, to conform to such changes in the law, unless the changes require shareholder approval.

4.   Type of Awards  Under the Plan.  Awards under the Plan shall be in the form of Options.

5.   Persons to Whom Options Shall Be Granted.

     (a)  Nonqualified  Options.  Nonqualified  Options shall be granted only to officers,  directors,  employees  and  advisors  of the  Company  or a
          Subsidiary who, in the judgment of the Committee,  are responsible for or  contribute  to the  management  or  success  of the  Company  or a
          Subsidiary  and who, at the time of the  granting of the  Nonqualified
          Options, are either officers, directors,  employees or advisors of the
          Company or a Subsidiary.

     (b)  Incentive  Options.   Incentive  Options  shall  be  granted  only  to
          employees of the Company or a  Subsidiary  who, in the judgment of the
          Committee,  are  responsible  for or contribute  to the  management or success of the  Company or a  Subsidiary  and who,  at the time of the granting  of the  Incentive  Option,  are an  employee  of either  the
          Company or a Subsidiary pursuant to an effective employment agreement.

6.   Factors to Be Considered in Granting  Options.  In making any determination as to persons  to whom  Options  shall be  granted  and as to the number of shares to be covered by such Options, the Committee shall take into account the duties and  responsibilities  of the  respective  officers,  directors, employees,  or advisors,  their current and potential  contributions to the success of the  Company  or a  Subsidiary,  and such  other  factors as the
     Committee shall deem relevant in connection with  accomplishing the purpose of the Plan.

7.   Time of Granting Options.  Neither anything contained in the Plan or in any resolution  adopted  or to be  adopted  by the  Board of  Directors  or the
     Shareholders  of the Company or a  Subsidiary  nor any action  taken by the
     Committee shall  constitute the granting of any Option.  The granting of an
     Option shall be effected only when a written Option Agreement acceptable in form and substance to the  Committee,  subject to the terms and  conditions hereof including those set forth in Section 8 hereof,  shall have been duly executed by or on behalf of the  Company.  No person  shall have any rights under the Plan until such time, if any, as a written Option Agreement shall have been duly executed as set forth in this Section 7.

8.   Terms and Conditions of Options.  All Options granted pursuant to this Plan must be granted  within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company.  Each Option Agreement  governing an
     Option granted  hereunder  shall be subject to at least the following terms and  conditions,  and shall  contain such other terms and  conditions,  not inconsistent therewith, that the Committee shall deem appropriate:

     (a)  Number of  Shares.  Each  Option  shall  state the number of shares of
          Common Stock which it represents.

     (b)  Type of Option.  Each Option shall state  whether it is intended to be an Incentive Option or a Nonqualified Option.

     (c)  Option Period.

          (1)  General.  Each  Option  shall  state  the date  upon  which it is granted.  Each Option  shall be  exercisable  in whole or in part during such  period as is provided  under the terms of the Option subject to any vesting period set forth in the Option,  but in no event shall an Option be  exercisable  either in whole or in part after the expiration of ten (10) years from the date of grant.

          (2)  Termination of Employment.  Except as otherwise  provided in case of  Disability  (as  hereinafter  defined),  death or  Change  of
               Control (as hereinafter  defined), no Option shall be exercisable after  an  optionee  who  is an  employee  of  the  Company  or a
               Subsidiary  ceases to be employed by the Company or a  Subsidiary as an employee;  provided, however, that the Committee shall have the  right in its sole  discretion,  but not the  obligation,  to extend the exercise  period  following the date of termination of such optionee's  employment;  provided further,  however, that no
               Option  shall be  exercisable  after the  expiration  of ten (10)
               years from the date it is granted.

          (3)  Cessation of Service as Director or Advisor.  Except as otherwise provided in case of  Disability,  death or Change of Control,  no
               Option shall be exercisable  after an optionee who was a director or advisor of the Company or a Subsidiary ceases to be a director or advisor of the  Company or a  Subsidiary;  provided,  however, that the Committee  shall have the right in its sole  discretion, but not the obligation,  to extend the exercise period  following the date such optionee  ceases to be a director or advisor of the
               Company  or a  Subsidiary;  provided  further,  however,  that no
               Option  shall be  exercisable  after the  expiration  of ten (10)
               years from the date it is granted.

          (4)  Disability.  If an optionee's  employment is terminated by reason of the permanent  and total  Disability of such optionee or if an optionee  who  is a  director  or  advisor  of the  Company  or a
               Subsidiary  ceases to serve as a director or advisor by reason of
               the  permanent  and  total  Disability  of  such  optionee,   the
               Committee  shall have the right in its sole  discretion,  but not the obligation,  to extend the exercise period following the date of  termination  of the  optionee's  employment  or the date such optionee  ceases to be a director  or advisor of the Company or a
               Subsidiary,  as the case may be, subject to the condition that no
               Option  shall be  exercisable  after the  expiration  of ten (10)
               years from the date it is granted. For purposes of this Plan, the term  "Disability"  shall mean the  inability  of the optionee to
               fulfill  such   optionee's   obligations  to  the  Company  or  a
               Subsidiary by reason of any physical or mental  impairment  which can be  expected to result in death or which has lasted or can be expected to last for a continuous  period of not less than twelve
               (12)  months  as  determined  by a  physician  acceptable  to the
               Committee in its sole discretion.

          (5)  Death.  If an optionee dies while in the employ of the Company or a  Subsidiary,  or while  serving as a director or advisor of the
               Company  or a  Subsidiary,  and  shall not have  fully  exercised
               Options  granted  pursuant  to  the  Plan,  such  Options  may be exercised  in whole or in part at any  time  within  one (1) year after the optionee's death, by the executors or administrators of the optionee's  estate or by any person or persons who shall have acquired  the Options  directly  from the  optionee by bequest or inheritance,  but  only  to the  extent  that  the  optionee  was entitled to exercise  such Option at the date of such  optionee's
               death,   subject  to  the  condition  that  no  Option  shall  be
               exercisable  after the expiration of ten (10) years from the date it is granted.

          (6)  Acceleration and Exercise Upon Change of Control. Notwithstanding
               the  preceding  provisions  of this Section  8(c),  if any Option granted  under the Plan  provides  for either (a) an  incremental vesting  period  whereby  such  Option may only be  exercised  in installments as such  incremental  vesting period is satisfied or
               (b) a delayed  vesting  period  whereby  such  Option may only be exercised after the lapse of a specified  period of time, such as after the  expiration of one (1) year,  such vesting period shall be  accelerated  upon the  occurrence  of a Change of Control (as hereinafter  defined) of the Company,  or a threatened  Change of
               Control of the Company as  determined by the  Committee,  so that such Option shall  thereupon  become  exercisable  immediately in part or its entirety by the holder thereof,  as such holder shall elect. For the purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

               (i)  Any   "person",   including  a  "group"  as   determined  in
                    accordance with Section 13(d)(3) of the Securities  Exchange
                    Act of 1934  ("Exchange  Act") and the Rules and Regulations
                    promulgated  thereunder,  is or  becomes,  through  one or a series  of  related  transactions  or  through  one or  more
                    intermediaries,    the   beneficial   owner,   directly   or
                    indirectly, of securities of the Company representing 25% or more of the  combined  voting  power of the  Company's  then outstanding  securities,  other  than a person who is such a beneficial  owner on the effective  date of the Plan and any affiliate of such person;
               (ii) As a result of, or in connection  with,  any tender offer or exchange offer, merger or other business  combination,  sale of assets or contested  election,  or any combination of the foregoing transactions ("Transaction"), the persons who were
                    Directors of the Company before the Transaction  shall cease to  constitute  a majority of the Board of  Directors of the
                    Company or any successor to the Company;
               (iii)Following  the  effective  date of the Plan,  the Company is merged or  consolidated  with another  corporation  and as a result of such merger or consolidation  less than 40% of the outstanding  voting securities of the surviving or resulting corporation  shall  then be  owned in the  aggregate  by the former stockholders of the Company, other than (x) any party to such merger or  consolidation,  or (y) any  affiliates of any such party;
               (iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company  representing 25%
                    or more of the combined  voting power of the Company's  then outstanding voting securities; or
               (v)  The Company  transfers  more than 50% of its assets,  or the last of a series of  transfers  results in the  transfer  of more  than 50% of the  assets  of the  Company,  to  another corporation  that is not a  wholly-owned  corporation of the
                    Company.  For purposes of this  subsection  8(c)(6)(v),  the determination  of  what  constitutes  more  than  50% of the assets of the Company shall be  determined  based on the sum of the values  attributed to (i) the Company's real property as determined by an independent  appraisal thereof, and (ii)
                    the net book value of all other assets of the Company,  each taken as of the date of the Transaction involved.

                    In  addition,   upon  a  Change  of  Control,   any  Options
                    previously  granted under the Plan to the extent not already exercised  may be  exercised  in  whole  or in  part  either immediately  or at any time during the term of the Option as such holder shall elect.

     (d)  Option Prices.

          (1)  Nonqualified  Options. The purchase price or prices of the shares of the Common  Stock which  shall be offered to any person  under the Plan and covered by a Nonqualified  Option shall be the price determined  by the  Committee  at the  time  of  granting  of the
               Nonqualified  Option,  which price  shall be one hundred  percent
               (100%) of the fair market  value of the Common  Stock at the time of granting the Nonqualified Option or such higher purchase price as may be determined by the Committee at the time of granting the
               Nonqualified Option.

          (2)  Incentive Options.  The purchase price or prices of the shares of the Common  Stock which shall be offered to any person  under the
               Plan and  covered by an  Incentive  Option  shall be one  hundred percent  (100%) of the fair market  value of the Common  Stock at the time of granting the Incentive Option or such higher purchase price  as may be  determined  by the  Committee  at the  time  of granting the Incentive Option.

          (3)  Determination  of Fair  Market  Value.  During  such  time as the
               Common  Stock of the  Company is not listed  upon an  established stock  exchange,  the fair market value per share shall be deemed to be the  closing  bid price of the  Common  Stock on The Nasdaq
               Stock  Market  ("Nasdaq")  on the day the Option is  granted,  as reported by Nasdaq, if the Common Stock is so quoted,  and if not so  quoted,  the  average  of the "bid"  and "ask"  prices of the
               Common  Stock  on the  Electronic  Bulletin  Board on the day the
               Option is granted,  as reported by the  National  Association  of
               Securities  Dealers,  Inc. If the Common  Stock is listed upon an established  stock exchange or exchanges,  such fair market value shall be deemed to be the  closing  price of the Common  Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of the Common Stock of the Company shall have been made on an  established  stock  exchange on such day, on the next preceding  day on which there was a sale of such stock.  If there is no  market  price  for the  Common  Stock,  then the  Board of
               Directors and the Committee  may, after taking all relevant facts into consideration, determine the fair market value of the Common
               Stock.

     (e)  Exercise  of  Options.  To the extent that a holder of an Option has a current  right to exercise,  the Option may be exercised  from time to time by  written  notice  to the  Company  at its  principal  place of business. Such notice shall state the election to exercise the Option, the number of whole shares in respect of which it is being  exercised, shall be signed by the person or persons so exercising the Option, and shall contain any investment  representation  required by Section 8(i)
          hereof.  Such  notice  shall be  accompanied  by  payment  of the full purchase price of such shares and by the Option  Agreement  evidencing the Option. In addition,  if the Option shall be exercised pursuant to
          Section  8(c)(4)  or Section  8(c)(5)  hereof by any person or persons other than the  optionee,  such notice  shall also be  accompanied  by appropriate  proof of the right of such  person or persons to exercise the Option.  The Company shall deliver a certificate  or  certificates representing  such shares as soon as  practicable  after the aforesaid notice and payment of such shares shall be received.  The  certificate or certificates  for the shares as to which the Option shall have been so exercised  shall be registered in the name of the person or persons so  exercising  the  Option.  In the  event  the  Option  shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the Option  Agreement the number of shares which has been  exercised  thereunder  and the  number  of shares  that  remains exercisable  under the Option and return such Option  Agreement to the holder thereof.

     (f)  Nontransferability  of Options. An Option granted pursuant to the Plan shall be  exercisable  only by the  optionee or the  optionee's  court appointed  guardian as set forth in Section  8(c)(4) hereof during the optionee's lifetime and shall not be assignable or transferable by the optionee otherwise than by Will, the laws of descent and distribution, or as permitted by the rules and  regulations  of the  Securities  and
          Exchange Commission.  An Option granted pursuant to the Plan shall not be assigned,  pledged or hypothecated in any way (whether by operation of law or  otherwise  other  than by  Will,  the laws of  descent  and distribution,  or as  permitted  by the rules and  regulations  of the
          Securities  and  Exchange  Commission)  and  shall not be  subject  to execution,  attachment,  or similar process.  Any attempted  transfer, assignment, pledge, hypothecation,  or other disposition of any Option or  of  any  rights  granted  thereunder  contrary  to  the  foregoing provisions  of this Section  8(f),  or the levy of any  attachment  or similar process upon an Option or such rights, shall be null and void.

     (g)  Limitations  on 10%  Shareholders.  If required  by law or  regulation applicable  to the Company,  no Incentive  Option may be granted under the Plan to any  individual  who,  immediately  before such  Incentive
          Option was granted, would own more than ten percent (10%) of the total combined  voting power or value of all classes of stock of the Company
          ("10% Shareholder")  unless (i) such Incentive Option is granted at an option price not less than one hundred ten percent  (110%) of the fair market value of the shares on the day the Incentive  Option is granted and (ii) such  Incentive  Option expires on a date not later than five
          (5) years from the date the Incentive Option is granted.

     (h)  Compliance with  Securities  Laws. The Plan and the grant and exercise of  the  rights  to  purchase  shares  hereunder,  and  the  Company's obligations  to sell and deliver shares upon the exercise of rights to purchase shares,  shall be subject to all applicable federal,  foreign and state laws,  rules and  regulations,  and to such approvals by any regulatory  or  governmental  agency as may, in the opinion of counsel for the  Company,  be  required,  and  shall  also be  subject  to all applicable  rules and regulations of any stock exchange upon which the
          Common  Stock  of the  Company  may  then be  listed.  At the  time of exercise  of any Option,  the  Company  may  require  the  optionee to execute any  documents  or take any action which may then be necessary to comply with the  Securities  Act of 1933,  as amended  ("Securities
          Act"), and the rules and regulations  promulgated  thereunder,  or any other  applicable  federal  or  state  laws  regulating  the  sale and issuance of  securities,  and the Company may, if it deems  necessary, include  provisions  in the stock  option  agreements  to assure  such
          compliance.   The  Company  may,   from  time  to  time,   change  its
          requirements  with  respect to enforcing  compliance  with federal and state  securities  laws,  including the request for and enforcement of letters of investment  intent,  such  requirements to be determined by the Company in its  judgment as necessary  to assure  compliance  with said laws.  Such  changes may be made with  respect to any  particular
          Option or stock issued upon  exercise  thereof.  Without  limiting the generality  of  the  foregoing,  if the  Common  Stock  issuable  upon exercise of an Option granted under the Plan is not  registered  under the  Securities  Act,  the Company at the time of exercise may require
          that  the   registered   owner   execute  and  deliver  an  investment
          representation  agreement  to the  Company in form  acceptable  to the
          Company  and its  counsel,  and the  Company may place a legend on the certificate  evidencing  such Common  Stock  restricting  the transfer thereof, which legend shall be substantially as follows:

          THE SHARES OF COMMON STOCK  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT
          BEEN REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,  OR ANY
          APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE
          INVESTMENT  OF THE  HOLDER  HEREOF  AND  MAY NOT BE  OFFERED,  SOLD OR
          TRANSFERRED  UNTIL  EITHER  (i) A  REGISTRATION  STATEMENT  UNDER SUCH
          SECURITIES ACT OR SUCH  APPLICABLE  STATE  SECURITIES  LAWS SHALL HAVE
          BECOME  EFFECTIVE WITH REGARD THERETO,  OR (ii) THE COMPANY SHALL HAVE
          RECEIVED  AN OPINION  OF COUNSEL  ACCEPTABLE  TO THE  COMPANY  AND ITS
          COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE
          STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED
          OFFER, SALE OR TRANSFER.

     (i)  Additional Provisions.  The Option Agreement authorized under the Plan shall  contain  such  other  provisions  as the  Committee  shall deem
          advisable,  including,  without  limitation,   restrictions  upon  the
          exercise of the Option.  Any such Option  Agreement with respect to an
          Incentive Option shall contain such limitations and restrictions  upon the  exercise of the  Incentive  Option as shall be necessary in order that the  Option  will be an  "Incentive  Stock  Option" as defined in
          Section 422 of the Code.

9.   Medium and Time of Payment.  The purchase price of the shares of the Common
     Stock as to which  the  Option  shall  be  exercised  shall be paid in full either (i) in cash at the time of exercise of the Option, (ii) by tendering to the Company  shares of the  Company's  Common Stock having a fair market value (as of the date of receipt of such  shares by the  Company)  equal to the purchase price for the number of shares of Common Stock  purchased,  or
     (iii)  partly in cash and partly in shares of the  Company's  Common  Stock valued at fair market value as of the date of receipt of such shares by the
     Company.  Cash  payment for the shares of the Common Stock  purchased  upon exercise of the Option  shall be in the form of either a  cashier's  check, certified check or money order. Personal checks may be submitted,  but will not be considered  as payment for the shares of the Common Stock  purchased and no certificate  for such shares will be issued until the personal check clears in normal  banking  channels.  If a personal  check is not paid upon presentment by the Company,  then the attempted exercise of the Option will be null and void. In the event the optionee tenders shares of the Company's
     Common  Stock in full or partial  payment  for the shares  being  purchased pursuant to the  Option,  the shares of Common  Stock so tendered  shall be accompanied by fully executed stock powers endorsed in favor of the Company with the  signature  on such stock power being  guaranteed.  If an optionee tenders shares,  such optionee assumes sole and full responsibility for the tax consequences, if any, to such optionee arising therefrom, including the possible application of Code Section 424(c), or its successor Code section, which  negates  any  nonrecognition  of income  rule with  respect  to such transferred  shares, if such transferred  shares have not been held for the minimum statutory holding period to receive preferential tax treatment.

10.  Rights as a Shareholder.  The holder of an Option shall have no rights as a shareholder  with respect to the shares covered by the Option until the due exercise  of the  Option  and the  date of  issuance  of one or more  stock certificates  to such holder for such shares.  No adjustment  shall be made for dividends  (ordinary or extraordinary,  whether in cash,  securities or other property) or  distributions or other rights for which the record date is prior to the date such stock  certificate is issued,  except as provided in Section 12 hereof.

11.  Optionee's  Agreement to Serve. Each employee receiving an Option shall, as one of the terms of the Option  Agreement,  agree that such  employee  will remain in the employ of the Company or Subsidiary  for a period of at least one (1) year from the date on which the  Option  shall be  granted  to such employee, and that such employee will, during such employment,  devote such employee's  time,  energy,  and skill to the  service  of the  Company or a
     Subsidiary  as may  be  required  by the  management  thereof,  subject  to vacations, sick leaves, and military absences. Such employment,  subject to the provisions of any written  contract between the Company or a Subsidiary and such  employee,  shall be at the  pleasure of the Board of Directors of the Company or a Subsidiary,  and at such  compensation as the Company or a
     Subsidiary shall reasonably  determine.  Any termination of such employee's employment  during the period which the employee has agreed pursuant to the foregoing  provisions  of this Section 11 to remain in  employment  that is either for cause or voluntary on the part of the employee shall be deemed a violation by the  employee of such  employee's  agreement.  In the event of such violation,  any Option or Options held by such employee, to the extent not theretofore  exercised,  shall forthwith  terminate,  unless  otherwise determined by the Committee.  Notwithstanding  the  preceding,  neither the action of the Company in establishing  the Plan nor any action taken by the
     Company, a Subsidiary or the Committee under the provisions hereof shall be construed  as granting  the optionee the right to be retained in the employ of the Company or a  Subsidiary,  or to limit or restrict  the right of the
     Company or a Subsidiary,  as applicable, to terminate the employment of any employee of the Company or a Subsidiary, with or without cause.

12.  Adjustments on Changes in Capitalization.

     (a)  Changes  in  Capitalization.  The  number of  shares  of Common  Stock covered by the Plan,  the number of shares of Common Stock  covered by each  outstanding  Option  and the  exercise  price per share  thereof specified  in each such Option shall be  proportionately  adjusted for any  increase  or  decrease  in the number of issued  shares of Common
          Stock of the Company  resulting from a subdivision or consolidation of shares or the  payment  of a stock  dividend  (but only on the  Common
          Stock) or any  other  increase  or  decrease  in the  number of shares effected  without  receipt of  consideration  by the Company after the date the Option is granted,  so that upon exercise of the Option,  the optionee  shall  receive the same number of shares the optionee  would have received had the optionee  been the holder of all shares  subject to such optionee's outstanding Option immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company.

     (b)  Reorganization,   Dissolution   or   Liquidation.   A  dissolution  or
          liquidation of the Company or a merger or  consolidation  in which the
          Company is not the surviving  corporation shall cause each outstanding
          Option to terminate as of a date to be fixed by the  Committee  (which date  shall  be as of or  prior  to the  effective  date  of any  such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days written  notice of the date so fixed as such  termination  date  shall  be given  to each  optionee,  and each optionee shall, in such event, have the right,  during the said period of thirty (30) days preceding such termination  date, to exercise such optionee's Option in whole or in part in the manner herein set forth.

     (c)  Change in Par Value.  In the event of a change in the Common  Stock of the Company as  presently  constituted,  which  change is limited to a change of all of its  authorized  shares  with par value into the same number of shares with a different par value or without par value,  the shares  resulting  from any  change  shall be deemed to be the  Common
          Stock within the meaning of the Plan.

     (d)  Notice of Adjustments. To the extent that the adjustments set forth in the  foregoing  paragraphs  of this  Section  12  relate  to  stock or securities of the Company, such adjustments,  if any, shall be made by the  Committee,  whose  determination  in that respect shall be final, binding and  conclusive,  provided that each Incentive  Option granted pursuant  to this Plan shall not be  adjusted  in a manner that causes the  Incentive  Option to fail to continue to qualify as an "Incentive
          Stock  Option"  within the  meaning of  Section  422 of the Code.  The
          Company  shall  give  timely  notice of any  adjustments  made to each holder of an Option  under  this  Plan and such  adjustments  shall be effective and binding on the optionee.

     (e)  Effect  Upon  Holder  of  Option.  Except  as  hereinbefore  expressly provided  in this  Section  12, the holder of an Option  shall have no rights by  reason of any  subdivision  or  consolidation  of shares of stock of any class or the  payment of any stock  dividend or any other increase  or decrease in the number of shares of stock of any class by reason of any dissolution,  liquidation,  merger,  reorganization,  or consolidation,  or spin-off of assets or stock of another corporation.
          Any  issue  by the  Company  of  shares  of  stock  of any  class,  or securities  convertible  into shares of stock of any class,  shall not affect, and no adjustment by reason thereof shall be made with respect to,  the  number or price of shares of  Common  Stock  subject  to the
          Option.   Without  limiting  the  generality  of  the  foregoing,   no
          adjustment shall be made with respect to the number or price of shares subject to any Option granted  hereunder upon the occurrence of any of the following events:

          (1)  The grant or exercise of any other  options  which may be granted or exercised  under any  qualified or  nonqualified  stock option plan or under any other  employee  benefit  plan of the  Company, whether or not such options were outstanding on the date of grant of the Option or thereafter granted;
          (2)  The sale of any shares of Common Stock in the  Company's  initial or any subsequent public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriter in connection with such offering;
          (3)  The issuance, sale or exercise of any warrants to purchase shares of Common Stock, whether or not such warrants were outstanding on the date of grant of the Option or thereafter issued;
          (4)  The  issuance  or sale  of  rights,  promissory  notes  or  other securities  convertible into shares of Common Stock in accordance with the  terms of such  securities  ("Convertible  Securities"), whether or not such  Convertible  Securities were  outstanding on the date of grant of the  Option  or were  thereafter  issued  or sold;
          (5)  The issuance or sale of Common Stock upon  conversion or exchange of any Convertible  Securities,  whether or not any adjustment in the  purchase  price  was made or  required  to be made  upon the issuance or sale of such  Convertible  Securities  and whether or not such  Convertible  Securities were outstanding on the date of grant of the Option or were thereafter issued or sold; or
          (6)  Upon any  amendment  to or change  in the terms of any  rights or warrants  to  subscribe  for or  purchase,  or  options  for  the purchase of,  Common Stock or  Convertible  Securities  or in the
               terms of any Convertible Securities,  including,  but not limited to,  any  extension  of any  expiration  date of any such  right, warrant or option,  any change in any exercise or purchase  price provided for in any such right,  warrant or option, any extension
               of  any  date  through  which  any  Convertible   Securities  are
               convertible  into or exchangeable  for Common Stock or any change in the rate at which any  Convertible  Securities are convertible into or exchangeable for Common Stock.

     (f)  Right of Company to Make Adjustments.  The grant of an Option pursuant to the Plan  shall  not  affect  in any way the  right or power of the
          Company to make adjustments,  reclassifications,  reorganizations,  or changes  of its  capital  or  business  structure  or to  merge  or to consolidate or to dissolve,  liquidate or sell, or transfer all or any part of its business or assets.

13.  Investment  Purpose.  Each  Option  under the Plan  shall be granted on the condition that the purchase of the shares of stock  thereunder shall be for investment  purposes,  and  not  with a view  to  resale  or  distribution;
     provided,  however,  that in the event the shares of stock  subject to such
     Option are registered  under the Securities Act or in the event a resale of
     such  shares  of  stock  without  such  registration   would  otherwise  be
     permissible,  such  condition  shall be  inoperative  if in the  opinion of counsel for the Company such condition is not required under the Securities
     Act or any other  applicable law,  regulation,  or rule of any governmental agency.

14.  No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the optionee to exercise such Option.

15.  Modification,  Extension  and Renewal of Options.  Subject to the terms and conditions  and within the  limitations  of the Plan, the Committee and the
     Board of Directors may modify,  extend or renew outstanding Options granted under the Plan,  or accept the  surrender  of  outstanding  Options (to the extent not  theretofore  exercised).  Notwithstanding  the  foregoing,  the
     Company  may not  modify any  outstanding  Options so as to specify a lower price nor accept the  surrender of  outstanding  Options and  authorize the granting of new Options in substitution  therefor specifying a lower price.
     Further,  no  modification  of an Option shall,  without the consent of the optionee,  alter or impair  any  rights  or  obligations  under any  Option theretofore granted under the Plan.

16.  Effective Date of the Plan. The Plan shall become  effective on the date of execution  hereof,  which date is the date the Board of Directors  approved and adopted the Plan ("Effective Date").

17.  Termination of the Plan.  This Plan shall terminate as of the expiration of ten (10) years from the Effective  Date.  Options may be granted under this
     Plan at any time and from time to time prior to its termination. Any Option outstanding  under the Plan at the time of its termination  shall remain in effect until the Option shall have been exercised or shall have expired.

18.  Amendment of the Plan.  The Plan may be terminated at any time by the Board of  Directors of the  Company.  The Board of Directors  may at any time and from time to time without obtaining the approval of the Shareholders of the
     Company or a Subsidiary,  modify or amend the Plan  (including such form of
     Option  Agreement as  hereinabove  mentioned)  in such respects as it shall deem advisable in order that the Incentive  Options  granted under the Plan shall be "Incentive Stock Options" as defined in Section 422 of the Code or to conform to any change in the law,  or in any other  respect  which shall not  change:  (a) the  maximum  number of shares for which  Options  may be granted under the Plan, except as provided in Section 12 hereof; or (b) the periods  during  which  Options  may be  granted or  exercised;  or (c) the provisions  relating to the  determination of persons to whom Options shall be granted and the number of shares to be covered by such  Options;  or (d)
     the  provisions  relating  to  adjustments  to  be  made  upon  changes  in capitalization.  The  termination or any  modification  or amendment of the
     Plan shall not,  without the consent of the person to whom any Option shall theretofore have been granted,  affect that person's rights under an Option theretofore  granted to such person. With the consent of the person to whom such Option was granted,  an outstanding  Option may be modified or amended by the Committee in such manner as it may deem  appropriate  and consistent with the requirements and purpose of this Plan applicable to the grant of a new Option on the date of modification or amendment.

19.  Withholding.  Whenever an optionee shall recognize compensation income as a result of the exercise of any Option  granted under the Plan,  the optionee shall remit in cash to the  Company or  Subsidiary  the  minimum  amount of federal income and employment tax withholding, if any, which the Company or
     Subsidiary  is  required  to remit to the United  States  Internal  Revenue
     Service in accordance  with the then current  provisions  of the Code.  The
     full   amount  of  such   withholding   shall  be  paid  by  the   optionee
     simultaneously with the award or exercise of an Option, as applicable.

20.  Indemnification  of  Committee.   In  addition  to  such  other  rights  of
     indemnification  as  they  may  have  as  Directors  or as  members  of the
     Committee, the members of the Committee shall be indemnified by the Company against the reasonable  expenses,  including  attorneys'  fees actually and necessarily  incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein, to which they or any of them may be a party by  reason of any  action  taken or  failure  to act under or in connection with the Plan or any Option granted thereunder,  and against all  amounts  paid by them in  settlement  thereof  (provided  such settlement  is  approved  by  independent  legal  counsel  selected  by the
     Company) or paid by them in  satisfaction of a judgment in any such action, suit or  proceeding,  except in relation to matters as to which it shall be adjudged in such action,  suit or proceeding that such Committee  member is liable for gross negligence or wilful  misconduct in the performance of his duties;  provided that within sixty (60) days after institution of any such action,  suit or  proceeding a Committee  member shall in writing offer the
     Company the opportunity, at its own expense, to pursue and defend the same.

21.  Application of Funds. The proceeds received by the Company from the sale of
     Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.

22.  Governing  Law.  This Plan shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation of the Company.

         EXECUTED effective this ____ day of August, 2004.

                                                         MESA LABORATORIES, INC.

                                                         By:

                                                         Luke R. Schmieder
                                                         President

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